Exhibit 31.2
CERTIFICATION
PURSUANT TO RULES 13a-14(a) AND 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Todd Glickman, certify that:

1.     I have reviewed this amendment no. 1 to the annual report on Form 10-K for the fiscal year ended December 31, 2021 of Navitas Semiconductor Corporation; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022    /s/ Todd Glickman
    Todd Glickman
    Sr. V.P., Interim Chief Financial Officer and Treasurer
    (principal financial and accounting officer)